EXHIBIT 99.1

FORM 3 JOINT FILER INFORMATION

Names of Joint Filers:

Strategic Value Partners, LLC
SVP Special Situations III LLC
SVP Special Situations IV LLC
SVP Special Situations III-A LLC
Victor Khosla

Address of Joint Filers:
c/o Strategic Value Partners, LLC
100 West Putnam Avenue
Greenwich, CT 06830

Designated Filer: Strategic Value Partners, LLC
Issuer and Ticker Symbol: Pacific Drilling S.A. [PACD]
Date of Event: January 1, 2020
Signatures of Joint Filers:

STRATEGIC VALUE PARTNERS LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

SVP SPECIAL SOLUTIONS III LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

SVP SPECIAL SOLUTIONS IV LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

SVP SPECIAL SOLUTIONS III-A LLC

By:	/s/ James Dougherty
Name: James Dougherty
Title: Chief Financial Officer

/s/ Victor Khosla
Victor Khosla